EXHIBIT 99.2

FOR IMMEDIATE RELEASE

                      MARINE JET TECHNOLOGY CORP. ANNOUNCES
                                NEW TICKER SYMBOL

         LOS ANGELES,  CA - JUNE 6, 2005 - MARINE JET TECHNOLOGY  CORP. (OTC BB:
MJET) announced today that following its recent announcement of its anticipated name change to Blue Holdings, Inc., to be effective June 7, 2005, the Company will change its ticker symbol on the Over-The-Counter Bulletin Board to "BLHL" (OTC BB: BLHL) effective June 7, 2005. Also, the increase in the number of authorized shares of the Company's Common Stock and a 1-for-29 reverse stock split will become effective as of June 7, 2005. Accordingly, the post-reverse-stock-split Common Stock of the Company will start trading on the Over-The-Counter Bulletin Board on that day.

ABOUT MARINE JET TECHNOLOGY CORP. (BLUE HOLDINGS AS OF JUNE 7, 2005) AND ANTIK DENIM, LLC

         MARINE JET TECHNOLOGY CORP. (BLUE HOLDINGS AS OF JUNE 7, 2005), through its wholly-owned subsidiary, Antik Denim, LLC, designs, develops, manufactures, markets, distributes and sells high end fashion jeans, apparel and accessories with a western flair under the "Antik Denim" brand, both in the United States and internationally. Antik's principal products are high end fashion jeans with a western flair that Antik designs, manufactures, markets, distributes and sells under the "Antik Denim" label. Antik currently sell men's and women's styles and is in the process of launching a children's line. Antik Denim brand jeans are made from high quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting edge treatments and finishes. Its concepts, designs, embellishments, patent pending pockets, and great attention to detail and quality give it a competitive advantage in the high end fashion jean market.

         It markets and distributes its products by participating in industry trade shows, as well as through its show rooms in Los Angeles and New York. Antik's products are sold in the United States to department stores and boutiques such as Neiman Marcus, Nordstrom, Barney's, Bloomingdales, Bergdorf Goodman, Macy's East, Saks Fifth Avenue, Planet Blue, Atrium, Fred Segal, Intermix, and Lulu's, as well as smaller boutiques throughout the country.


FORWARD-LOOKING STATEMENTS

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNRELIABLE AND ACTUAL RESULTS MAY DIFFER MATERIALLY. EXAMPLES OF FORWARD LOOKING STATEMENTS IN THIS NEWS RELEASE INCLUDE STATEMENTS REGARDING MARINE JET'S ANTICIPATED NAME CHANGE AND REVERSE

STOCK SPLIT. FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE SUCH FACTORS AS MAY BE DETAILED FROM TIME TO TIME IN MARINE JET'S FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. MARINE JET UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.




CONTACT: Patrick Chow
         Chief Financial Officer
         Blue Holdings, Inc.
         (323) 725-5555


                                       2